                                                                   Exhibit 10.17

                                 NORTHWEST PARK

                                    L E A S E

                                    ARTICLE 1

                                 REFERENCE DATA

1.1     SUBJECT REFERRED TO.

        Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
        Section 1.1.

                  DATE OF THIS LEASE:      June 26, 2002

                  BUILDING:                The Building in Northwest Park in
                                           Burlington, Massachusetts
                                           (hereinafter referred to as the
                                           "Park") on a parcel of land shown as
                                           Lots 72, 75 and 98 on Land Court
                                           plans referenced in Certificates of
                                           Title Nos. 123336, 125334 and 156721
                                           filed with the Middlesex South
                                           District of Land Court and known as
                                           154 Middlesex Turnpike (the Building
                                           and such parcel of land hereinafter
                                           being collectively referred to as
                                           the "Property").

                  PREMISES:                A portion of the Building,
                                           substantially as shown on Exhibit A
                                           attached hereto.

                  RENTABLE FLOOR
                  AREA OF PREMISES:        Approximately 9,235 square feet

                  LANDLORD:                Peter C. Nordblom and John
                                           Macomber, as Trustees of N.W.
                                           Building 24 Trust under Declaration
                                           of Trust dated March 6, 1967 and
                                           filed for registration with the
                                           Middlesex South District of the Land
                                           Court as Document No. 441924.

                  ORIGINAL NOTICE
                  ADDRESS OF LANDLORD:     c/o Nordblom Management Company, Inc.
                                           15 Third Avenue
                                           Burlington, Massachusetts 01803

                  TENANT:                  eZenia! Inc., a Delaware corporation

                  ORIGINAL NOTICE
                  ADDRESS OF TENANT:       154 Middlesex Turnpike
                                           Burlington, Massachusetts 01803

                  EXPIRATION DATE          The last day of the third (3rd) lease
                                           year (as hereinafter defined)

                  COMMENCEMENT DATE:       The Date of this Lease

                  RENT COMMENCEMENT DATE:  August 1, 2002

                  ANNUAL FIXED RENT RATE:  $144,000.00

                  MONTHLY FIXED RENT RATE: $12,000.00

                  SECURITY AND
                  RESTORATION DEPOSIT:     $40,000.00

                  BASE OPERATING COSTS:    Operating Costs for the calendar year
                                           2003.

                  BASE TAXES:              Taxes for the fiscal tax year 2003.

                  TENANT'S PERCENTAGE:     The ratio of the  Rentable  Floor
                                           Area of the Premises to the total
                                           rentable area of the Building, which
                                           shall initially be deemed to be
                                           thirty-one and 25/100ths (31.25%)
                                           percent.

                  PERMITTED USES:          Offices

                  PUBLIC LIABILITY
                  INSURANCE LIMITS:

                       Commercial General Liability:   $1,000,000 per occurrence
                                                       $5,000,000 general
                                                       aggregate


1.2     EXHIBITS.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

                  EXHIBIT A                Plan showing the Premises
                  EXHIBIT A-1              Furniture Inventory
                  EXHIBIT B                Rules and Regulations
                  EXHIBIT C                Form Tenant Estoppel Certificate

1.3     TABLE OF ARTICLES AND SECTIONS.


        ARTICLE 1 -- REFERENCE DATA

        1.1      Subjects Referred To............................................................................1
        1.2      Exhibits........................................................................................1
        1.3      Table of Articles and Sections..................................................................1

        ARTICLE 2 -- PREMISES AND TERM

        2.1      Premises........................................................................................3
        2.2      Term............................................................................................3
        2.3      Termination Right...............................................................................3

        ARTICLE 3 -- CONDITION OF PREMISES

        ARTICLE 4 -- RENT

        4.1      The Fixed Rent..................................................................................3
        4.2      Additional Rent.................................................................................3
                 4.2.1    Real Estate Taxes......................................................................3
                 4.2.2    Personal Property Taxes................................................................4
                 4.2.3    Operating Costs........................................................................4
                 4.2.4    Insurance..............................................................................4
                 4.2.5    Utilities..............................................................................5
        4.3      Late Payment of Rent............................................................................5
        4.4      Security and Restoration Deposit................................................................5

        ARTICLE 5 -- LANDLORD'S COVENANTS

        5.1      Affirmative Covenants...........................................................................5
                 5.1.1    Heat and Air Conditioning..............................................................5
                 5.1.2    Electricity............................................................................5
                 5.1.3    Cleaning; Water........................................................................6
                 5.1.4    Elevator; Fire Alarm...................................................................6
                 5.1.5    Repairs................................................................................6
        5.2      Interruption....................................................................................6
        5.3      Outside Services................................................................................6

        ARTICLE 6 -- TENANT'S ADDITIONAL COVENANTS

        6.1      Affirmative Covenants...........................................................................6
                 6.1.1    Perform Obligations....................................................................6
                 6.1.2    Use....................................................................................6
                 6.1.3    Repair and Maintenance.................................................................6
                 6.1.4    Compliance with Law....................................................................6
                 6.1.5    Indemnification........................................................................6
                 6.1.6    Landlord's Right to Enter..............................................................6
                 6.1.7    Personal Property at Tenant's Risk.....................................................6
                 6.1.8    Payment of Landlord's Cost of Enforcement..............................................7
                 6.1.9    Yield Up...............................................................................7
                 6.1.10   Rules and Regulations..................................................................7
                 6.1.11   Estoppel Certificate...................................................................7
                 6.1.12   Landlord's Expenses Re: Consents.......................................................7

        6.2      Negative Covenants..............................................................................7
                 6.2.1    Assignment and Subletting..............................................................7
                 6.2.2    Nuisance...............................................................................7
                 6.2.3    Hazardous Wastes and Materials.........................................................7
                 6.2.4    Floor Load; Heavy Equipment............................................................7
                 6.2.5    Installation, Alterations or Additions.................................................7
                 6.2.6    Abandonment............................................................................8
                 6.2.7    Signs..................................................................................8
                 6.2.8    Parking and Storage....................................................................8

        ARTICLE 7 -- CASUALTY OR TAKING

        7.1      Termination.....................................................................................8
        7.2      Restoration.....................................................................................8
        7.3      Award...........................................................................................8

        ARTICLE 8 -- DEFAULTS

        8.1      Events of Default...............................................................................8
        8.2      Remedies........................................................................................8
        8.3      Remedies Cumulative.............................................................................9
        8.4      Landlord's Right to Cure Defaults...............................................................9
        8.5      Effect of Waivers of Default....................................................................9
        8.6      No Waiver, etc..................................................................................9
        8.7      No Accord and Satisfaction......................................................................9

        ARTICLE 9 -- RIGHTS OF MORTGAGE HOLDERS

        9.1      Rights of Mortgage Holders......................................................................9
        9.2      Lease Superior or Subordinate to Mortgages......................................................9

        ARTICLE 10 -- MISCELLANEOUS PROVISIONS

        10.1     Notices From One Party to the Other.............................................................9
        10.2     Quiet Enjoyment................................................................................10

        10.3     Lease Not to be Recorded.......................................................................10
        10.4     Limitation of Landlord's Liability.............................................................10
        10.5     Acts of God....................................................................................10
        10.6     Landlord's Default.............................................................................10
        10.7     Brokerage......................................................................................10
        10.8     Applicable Law and Construction................................................................10

                                    ARTICLE 2

                                PREMISES AND TERM

2.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding the roof, exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building (and any areas, such as the space above the ceiling or in the walls, that may contain such pipes, ducts, conduits, wires or appurtenant fixtures), and if Tenant's space includes less than entire rentable area of any floor, excluding the central core area of such floor. Landlord also leases to Tenant, subject to the terms, covenants, conditions and provisions of this Lease, the furniture, fixtures and equipment listed on Exhibit A-1 attached hereto. For the purposes of this Lease, the term "Premises" shall be deemed to include all of the items listed in Exhibit A-1.

        Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways, stairways, and elevators of the Building, (b) common walkways and driveways necessary for access to the Building, (c) the common parking areas serving the Building, and
        (d) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

        Tenant shall be permitted to use up to 32 parking spaces in the parking area serving the Building.

        Landlord reserves the right from time to time, without unreasonable interference with use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to alter or relocate any other common facility, (c) to make any repairs and replacements to the Premises which Landlord may deem reasonably necessary, and (d) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same.

2.2 TERM. TO HAVE AND TO HOLD for a term beginning on the Commencement Date and ending on the Expiration Date, unless sooner terminated as hereinafter provided. Reference is made to that certain existing lease by and between the Trustees of Building 27 Associates, as landlord, and Tenant, as tenant, for premises at 63 Third Avenue, Northwest Park, Burlington, Massachusetts (the "Existing Lease"). Further reference is made to a certain termination agreement executed simultaneously herewith between the landlord under the Existing Lease and Tenant (the "Termination Agreement") whereby the Existing Lease will terminate in order to effect Tenant's relocation to the Premises demised hereunder. Landlord hereby agrees that if the Existing Lease is not terminated pursuant to the Termination Agreement, then this Lease shall be null and void.

        The term "lease year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first lease year shall begin on the Rent Commencement Date. Each succeeding lease year shall commence upon the anniversary date of the first lease year.

2.3 TERMINATION RIGHT. Both Landlord and Tenant shall have the right to terminate this Lease at any time after the end of the first lease year. If either party shall elect to exercise the aforesaid right, it shall do so by giving written notice to other, in which case this Lease shall terminate on the date set forth in such notice, which date shall be not less than ninety (90) days from the date of such notice. If either party exercises such termination right, Tenant shall pay Landlord a termination fee of $200,000.00 (the "Termination Fee") in the manner hereinafter set forth. Tenant shall pay one-half of the Termination Fee on the effective date of termination, and shall pay the balance of the Termination Fee on or before the date which is 12 months after the effective date of termination. Tenant's obligation to pay the Termination Fee shall survive the expiration or early termination of this Lease.

                                    ARTICLE 3

                              CONDITION OF PREMISES

        The Premises are leased to Tenant in "as-is" condition, in the condition the Premises are in as of the date of the "walk through" conducted on June 25, 2002, without any representations or warranties by Landlord as to the condition of the Premises or their suitability for Tenant's use, and without any obligation on the part of Landlord to construct or otherwise prepare the Premises for Tenant's use and occupancy, except that Landlord agrees that on the Commencement Date all essential building services, including, water, sewer, HVAC, and electricity, shall be fully functional and operational in a manner reasonably consistent with standard office environments.

                                    ARTICLE 4

                                      RENT

4.1 THE FIXED RENT. Commencing on the Rent Commencement Date, Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, on the first day of each calendar month included in the term beginning on the Rent Commencement Date.

        If Landlord shall give notice to Tenant that all rent and other payments due hereunder are to be made to Landlord by electronic funds transfers, so called, or by similar means, Tenant shall make all such payments as shall be due after receipt of said notice by means of said electronic funds transfers (or such similar means as designated by Landlord).

4.2 ADDITIONAL RENT. Tenant covenants and agrees to pay, as Additional Rent, insurance costs, utility charges, personal property taxes and its pro rata share of increases in operating costs with respect to the Premises as provided in this Section 4.2 as follows:

        4.2.1 REAL ESTATE TAXES. If Taxes (as hereinafter defined) for any Tax Year during the term shall exceed Base Taxes, Tenant shall reimburse Landlord, as additional rent, for Tenant's Percentage of such excess (such amount hereinafter referred to as "Tax Excess"). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of

                Tax Excess, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tax Excess, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. If the total of such monthly remittances for any Tax Year is greater than the actual Tax Excess for such Tax year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the actual Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord at least ten
                (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than ten (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tax Excess).

                If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without Landlord having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant's Percentage of the refund (less the proportional, pro rata expenses, including attorneys' fees and appraisers' fees, incurred in connection with obtaining any such refund), as relates to Tax Excess paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained.

                In the event this Lease shall commence, or shall end (by reason of expiration of the term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Tax Excess which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

                The term "Taxes" shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include franchise, corporate, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord or penalties or interest for late payment of real estate taxes. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

        4.2.2 PERSONAL PROPERTY TAXES. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

        4.2.3 OPERATING COSTS. If, during the term hereof, Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year shall exceed Base Operating Costs, Tenant shall reimburse Landlord, as additional rent, for Tenant's Percentage of any such excess (such amount being hereinafter referred to as the "Operating Costs Excess"). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs Excess, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs Excess, as reasonably estimated by Landlord from time to time. If, at the expiration of the year in respect of which monthly installments of Operating Costs Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs Excess for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs Excess for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs Excess, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated.

                The term "Operating Costs" shall mean all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, and the portion of such costs and expenses with regard to the common areas, facilities and amenities of the Park which is equitably allocable to the Property, including, without limitation, all costs of maintaining and repairing the Property and the Park (including snow removal, landscaping and grounds maintenance, operation and maintenance of parking lots, sidewalks, walking paths, access roads and driveways, security, operation and repair of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems) and of all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property and the Park in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; all costs related to provision of heat (including oil, electric, steam and/or gas), air-conditioning, and water (including sewer charges) and other utilities to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen's compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates engaged in security and maintenance of the Property and the Park; reasonable attorneys' fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases) and reasonable auditing and other professional fees and expenses; and a management fee which shall be comparable to management fees charged by other Landlords of comparable buildings in the vicinity of the Property.

                There shall not be included in such Operating Costs brokerage fees (including rental fees) related to the operation of the Building; interest and depreciation charges incurred on the Property; or expenditures made by Tenant with respect to (i) cleaning, maintenance and upkeep of the Premises, and (ii) the provision of electricity to the Premises.

                If, during the term of this Lease, Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

                If during any portion of any year for which Operating Costs are being computed, the Building was not fully occupied by tenants or if not all of such tenants were paying fixed rent or if Landlord was not supplying all tenants with the services being supplied hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if the Building were fully occupied by tenants and all such tenants were then paying fixed rent or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 4.2.3, be deemed to be the Operating Costs for such year.

        4.2.4 INSURANCE. Tenant shall, at its expense, as Additional Rent, take out and maintain throughout the term the following insurance protecting Landlord:


                4.2.4.1 Commercial general liability insurance naming Landlord, Tenant, and Landlord's managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds and indemnifying the parties so named against all claims and demands for death or any injury to person or damage to property which may be claimed to have occurred on the Premises (or the Property, insofar as used by customers, employees, servants or invitees of the Tenant), in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1, and, which, from time to time during the term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.

                4.2.4.2 Fire insurance with the usual extended coverage endorsements covering all Tenant's furniture, furnishings, fixtures and equipment.

                4.2.4.3 All such policies shall be obtained from responsible companies qualified to do business and in good standing in Massachusetts, and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the term hereof and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Each such policy shall be non-cancelable with respect to the interest of Landlord without at least ten (10) days' prior written notice thereto. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

                4.2.4.4 All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom). In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this subsection shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

        4.2.5 UTILITIES. Tenant shall pay all charges made by public authority or utility for the cost of electricity furnished or consumed on the Premises, and all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections
                5.1.1 and 5.1.3, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3 LATE PAYMENT OF RENT. If any installment of rent is paid after the expiration of the notice and cure period specified in Section 8.1, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the overdue payment.

4.4 SECURITY AND RESTORATION DEPOSIT. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security and Restoration Deposit; provided, however, Landlord shall cause the security deposit under Tenant's existing lease at 63 Third Avenue, or so much thereof that is remaining in accordance with the Termination Agreement, to be transferred and applied to the Security and Restoration Deposit hereunder. Said deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease by said Tenant to be observed and performed. The security deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

        If the Fixed Rent or Additional Rent or any other sum payable hereunder shall be overdue and unpaid beyond the expiration of any and all applicable notice and cure periods hereunder, or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease beyond the expiration of any and all applicable notice and cure periods hereunder, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith upon demand restore said security to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said deposit shall be returned in full to Tenant at the end of the term.

        In the event of bankruptcy or other creditor-debtor proceedings against Tenant, all securities shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

                                    ARTICLE 5

                              LANDLORD'S COVENANTS

5.1     AFFIRMATIVE COVENANTS. Landlord covenants with Tenant:

        5.1.1 HEAT AND AIR-CONDITIONING. To furnish to the Premises heat and air-conditioning (reserving the right, at any time, to change energy or heat sources) sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat). Air-conditioning shall be provided during the hours of 8:00 a.m. to 6:00 p.m. on Mondays through Fridays, during such days of the year that the Building is normally open. If Tenant requires air-conditioning other than during the days and hours listed above, Landlord shall furnish the same upon Tenant's reasonable advance request therefor and Tenant shall pay Landlord, as additional rent, all charges for after-hours air-conditioning. As of the date of this Lease, the current charge for after-hours air-conditioning is $35.00 per hour.

        5.1.2 ELECTRICITY. To furnish to the Premises, separately metered and at the direct expense of Tenant as hereinabove provided, reasonable electricity for Tenant's Permitted Uses. If Tenant shall require electricity in excess of reasonable quantities for Tenant's Permitted Uses and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon Tenant's written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

        5.1.3 CLEANING; WATER. To provide cleaning to the Premises in accordance with cleaning and janitorial standards generally prevailing throughout the term hereof in comparable office buildings within the municipality in which the Building is located; and to furnish water for ordinary cleaning, lavatory and toilet facilities.

        5.1.4 ELEVATOR; FIRE ALARM. To furnish elevator service (if any) from the lobby to the Premises; and to maintain fire alarm systems within the Building.

        5.1.5 REPAIRS. Except as otherwise expressly provided herein, to make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas, facilities and plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees). Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises during repairs.

        5.1.6 LANDLORD'S INSURANCE. To take out and maintain all-risk casualty insurance in an amount at least equal to the replacement cost of the Building and improvements on the Premises and any other personal property of Landlord on the Premises, as such replacement cost may, from time to time, be reasonably determined by Landlord.

5.2 INTERRUPTION. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described services, repairs or replacements caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

5.3 OUTSIDE SERVICES. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services ("Outside services" shall include, but shall not be limited to, cleaning services, television, so-called "canned music" services, security services, catering services and the like.) In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant's sole cost, risk and expense.

                                    ARTICLE 6

                          TENANT'S ADDITIONAL COVENANTS

6.1 AFFIRMATIVE COVENANTS. Tenant covenants at all times during the term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

        6.1.1 PERFORM OBLIGATIONS. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

        6.1.2 USE. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant's sole expense. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

        6.1.3 REPAIR AND MAINTENANCE. To maintain the Premises in neat order and condition and to perform all routine and ordinary repairs to the Premises and to any plumbing, heating, electrical, ventilating and air-conditioning systems located within the Premises and installed by Tenant such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted; to keep all glass in windows and doors of the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant's servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. (Landlord, upon default of Tenant beyond the expiration of any and all applicable notice and cure periods hereunder [except in emergencies, where no notice shall be required], may elect, at the reasonable expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, customers, patrons, invitees, or licensees.)

        6.1.4 COMPLIANCE WITH LAW. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

        6.1.5 INDEMNIFICATION. To save harmless, exonerate and indemnify Landlord, its agents (including, without limitation, Landlord's managing agent) and employees (such agents and employees being referred to collectively as the "Landlord Related Parties") from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), or arising out of any delivery to or service supplied to the Premises, or on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the negligence, fault or misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant's expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord.

        6.1.6 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter into and examine the Premises at reasonable times, and upon reasonable advance written notice, and to show the Premises, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

        6.1.7 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

        6.1.8 PAYMENT OF LANDLORD'S COST OF ENFORCEMENT. To pay on demand Landlord's reasonable expenses, including reasonable attorneys' fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

        6.1.9 YIELD UP. At the expiration of the term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which shall not be required if Tenant has made no installations after the Commencement Date); to remove such installations made by it as Landlord may request (including computer and telecommunications wiring and cabling, it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request) and all Tenant's signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord's property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

                If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily rate of rent equal to two (2) times the rent and other charges in effect under this Lease as of the day prior to the date of expiration of this Lease.

        6.1.10 RULES AND REGULATIONS. To comply with the Rules and Regulations set forth in Exhibit B, and with all reasonable Rules and Regulations of general applicability to all tenants of the Building hereafter made by Landlord, of which Tenant has been given notice; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

        6.1.11 ESTOPPEL CERTIFICATE. Upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit C or in another form reasonably similar thereto, or such other form as Landlord may provide from time to time, certifying all or any of the following: (i) whether this Lease is unmodified and in full force and effect,
                (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises.

        6.1.12 LANDLORD'S EXPENSES RE CONSENTS. To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.2 NEGATIVE COVENANTS. Tenant covenants at all times during the term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

        6.2.1 ASSIGNMENT AND SUBLETTING. Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant.

        6.2.2 NUISANCE. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

        6.2.3 HAZARDOUS WASTES AND MATERIALS. Not to dispose of any hazardous wastes, hazardous materials or oil on the Premises or the Property, or into any of the plumbing, sewage, or drainage systems thereon, and to indemnify and save Landlord harmless from all claims, liability, loss or damage arising on account of the use or disposal of hazardous wastes, hazardous materials or oil, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the aforesaid systems. Tenant shall comply with all governmental reporting requirements with respect to hazardous wastes, hazardous materials and oil, and shall deliver to Landlord copies of all reports filed with governmental authorities. Landlord agrees to indemnify and hold Tenant harmless from all claims, liability, loss or damage arising on account of hazardous wastes, hazardous materials or oil present at or under or near the Premises or the Property on which the Premises is located as of the Commencement Date. In the event any third party shall institute any claim against Tenant for which Landlord has agreed to indemnify Tenant, the Landlord shall bear the burden of proving that Tenant is at fault in such claim.

        6.2.4 FLOOR LOAD; HEAVY EQUIPMENT. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant's expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

        6.2.5 INSTALLATION, ALTERATIONS OR ADDITIONS. Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls, partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance; Tenant shall pay promptly when due the entire cost of any work to the premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord's request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics' lien or other encumbrance arising out of such work. In any event, Tenant shall forthwith bond against or discharge any mechanics' liens or other encumbrances that may arise out of such work. Tenant shall procure all necessary licenses and permits at Tenant's sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

                Not to grant a security interest in, or to lease, any personal property being installed in the Premises (including, without limitation, demountable partitions) without first obtaining an agreement, for the benefit of Landlord, from the secured party or lessor that such property will be removed within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease and that a failure to so remove will subject such property to the provisions of subsection 6.1.9 of the Lease.

        6.2.6 ABANDONMENT. Not to abandon or vacate the Premises during the term.

        6.2.7 SIGNS. Not without Landlord's prior written approval to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises.

        6.2.8 PARKING AND STORAGE. Not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

                                    ARTICLE 7

                               CASUALTY OR TAKING

7.1 TERMINATION. In the event that the Premises or the Building, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty.

7.2 RESTORATION. If Landlord does not elect to so terminate, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

        A. If the Premises, or any material part thereof shall be damaged or taken, then within thirty (30) days of such event Landlord shall submit to Tenant its good faith estimate of the estimated time to complete such repairs. If such estimate exceeds one hundred eighty (180) days, Tenant may elect, by a written notice sent within fifteen (15) days after notice of such estimate is sent to Tenant, to terminate this Lease.

        B. If the Premises, or any material part thereof, shall be damaged or taken, and if Landlord shall not have restored the Premises to substantially the same condition as existed prior to such damage or, in the case of a taking, the remainder of the Premises to as nearly as practicably may be to the same condition as existed prior to such taking within one hundred fifty (150) days after the date of such casualty or taking for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice after said one hundred fifty (150) day period, effective at the expiration of thirty (30) days after Landlord receives said notice; provided, however, that such termination shall be rendered ineffective if, prior to expiration of said thirty (30) day period, Landlord shall have completed such restoration.

        C. If less than a material part of the Premises are damaged or taken, and if Landlord shall not have restored the Premises to substantially the same condition as existed prior to such damage or, in the case of a taking, the remainder of the Premises to as nearly as practicably may be to the same condition as existed prior to such taking within sixty (60) days after the date of such casualty or taking for any reason other than Tenant's fault, Tenant may terminate this Lease by giving Landlord written notice after said sixty (60) day period, effective at the expiration of thirty (30) days after Landlord receives said notice; provided, however that such termination shall be rendered ineffective if, prior to expiration of said thirty (30) day period, Landlord shall have completed such restoration.

7.3 AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

                                    ARTICLE 8

                                    DEFAULTS

8.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent, Additional Rent or any other sum due Landlord hereunder and if such default shall continue for ten
        (10) days after written notice from Landlord designating such default or if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or Tenant's other property, including said leasehold interest, and is not discharged within ten (10) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights to the Premises (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

8.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 8.1, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the rental value of the Premises for said residue of the term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as additional and cumulative obligations after any such termination, to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 8.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and
        (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

        In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 8.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in
        Section 8.1 and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the twelve
        (12) months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 8.2 up to the time of payment of such liquidated damages. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3 REMEDIES CUMULATIVE. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time, after the expiration of any and all applicable notice and cure periods hereunder (except in an emergency where no notice shall be required), any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6 NO WAIVER, ETC. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

                                    ARTICLE 9

                           RIGHTS OF MORTGAGE HOLDERS

9.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

        The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 9.1.

9.2 LEASE SUPERIOR OR SUBORDINATE TO MORTGAGES. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder). Tenant agrees it will, upon not less than ten (10) days' prior written request by Landlord, execute, acknowledge and deliver any and all instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Tenant also agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant's name; and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, coupled with an interest with full power of substitution, and in its name, place and stead so to do. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

10.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or when delivered to such address by hand.

10.2 QUIET ENJOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute.

10.4 LIMITATION OF LANDLORD'S LIABILITY. The term "Landlord" as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

10.5 ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of Landlord's default, whether or not notice is given. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.7 BROKERAGE. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than Nordblom Company, and in the event of any brokerage claims, other than by Nordblom Company, against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim. Tenant shall not be liable to Nordblom Company for any brokerage fees in connection with this Lease.

10.8 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

        WITNESS the execution hereof under seal on the day and year first above written:

                               Landlord:

                               /s/ Peter C. Nordblom
                               ------------------------------------------------
                               As Trustee, but not individually

                               /s/ John Macomber
                               ------------------------------------------------
                               As Trustee, but not individually

                               Tenant:

                               eZenia! Inc.

                               By: /s/ Stephen G. Bassett
                                   --------------------------------------------

                               Its: Chief Financial Officer
                                    -------------------------------------------